Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$163,471
Unrealized Gain (Loss) on Market Value of Futures	(831,651)
Dividend Income	2,440
Interest Income	8,809
ETF Transaction Fees	700
Total Income (Loss)	$(656,231)

Expenses
General Partner Management Fees	$4,082
Professional Fees	7,549
Brokerage Commissions	230
Non-interested Directors' Fees and Expenses	66
Prepaid Insurance Expense	61
NYMEX License Fee	82
Total Expenses	12,070
Expense Waiver	(7,171)
Net Expenses	$4,899
Net Income (Loss)	$(661,130)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/18	$6,279,458
Additions (50,000 Shares)	584,722
Withdrawals (50,000 Shares)	(560,179)
Net Income (Loss)	(661,130)

Net Asset Value End of Month	$5,642,871
Net Asset Value Per Share (550,000 Shares)	$10.26

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596